UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported) March 11, 2011
RELIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri (State or Other Jurisdiction of Incorporation)	000-52588 (Commission File Number)	43-1823071 (IRS Employer Identification No.)

10401 Clayton Road Frontenac, Missouri (Address of principal executive offices)	63131 (Zip Code)
Registrant’s telephone number, including area code
(314) 569-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	Effective March 11, 2011, Jerry S. Von Rohr resigned as Chairman of the Board of Registrant, but he continues as a member of the Board of Directors. Effective March 15, 2011 David R. Spence resigned as a Director of Registrant. Their resignations are not related to any disagreements with Registrant’s operations, policies or practices.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 16, 2011

RELIANCE BANCSHARES, INC. (Registrant)
By:	/s/ Dale E. Oberkfell
	Name:	Dale E. Oberkfell
	Title:	Chief Financial Officer

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